EXHIBIT 31.1

CERTIFICATION PURSUANT TO RULE 13a-14 OR 15d-14 UNDER

THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Adrian Rawcliffe certify that:

1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Adaptimmune Therapeutics plc; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 28, 2020

/s/ Adrian Rawcliffe
Adrian Rawliffe
Chief Executive Officer